Exhibit (a)(5)(viii)

IN THE COURT OF COMMON PLEAS OF WASHINGTON COUNTY, PENNSYLVANIA

DANIEL SCHURR, Individually and on	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	CIVIL DIVISION
Behalf of All Others Similarly Situated,
No. 2010-2333
Plaintiff,
Judge Katherine B. Emery
vs.		MOTION TO STAY

CNX GAS CORPORATION, PHILLIP W.		Filed on behalf of Defendant,
BAXTER, NICHOLAS J. DEIULIIS, RAJ		JOHN R. PIPSKI
K. GUPTA, J. BRETT HARVEY, JOHN R.
PIPSKI, PAUL JEROME RICHEY AND		Counsel of Record for this Party:
CONSOL ENERGY, INC.,
Arthur H. Stroyd, Jr., Esquire
Defendants.		Pa. I.D. No. 15910

Matthew T. Logue, Esquire
Pa. I.D. No. 87416
DEL SOLE CAVANAUGH STROYD LLC
The Waterfront Building, Suite 300
200 1st Avenue
Pittsburgh, PA 15222
(412) 261-2393

Ronald N. Brown III, Esquire
Pa. I.D. No. 204989

SKADDEN, ARPS, SLATE, MEAGHER &
FLOM LLP
P.O. Box 0636
Wilmington, DE 19899
(302) 651-3000

IN THE COURT OF COMMON PLEAS OF WASHINGTON COUNTY, PENNSYLVANIA

DANIEL SCHURR, Individually and on	)	CIVIL DIVISION
Behalf of All Others Similarly Situated,	)
	)	No. 2010-2333
Plaintiff,	)
	)	Judge Katherine B, Emery
vs.	)
)
CNX GAS CORPORATION, PHILLIP W.	)
BAXTER, NICHOLAS J. DEIULIIS, RAJ	)
K. GUPTA, J. BRETT HARVEY, JOHN R.	)
PIPSKI, PAUL JEROME RICHEY AND	)
CONSOL ENERGY, INC.,	)
)
Defendants.	)

MOTION TO STAY

AND NOW comes Defendant John R. Pipski by and through his undersigned counsel and moves this Honorable Court to stay the above-captioned action stating as follows:

1. Defendants Philip W. Baxter, Nicholas J. Deiuliis, Raj K. Gupta, J. Brett Harvey, P. Jerome Richey and CONSOL Energy, Inc. as well as Defendant CNX Gas Corporation have filed a Motion to Stay Action Pending Adjudication of Substantially Identical Actions in Delaware Involving the same Delaware Defendant Corporations and Same Delaware Corporate Governance Issues, and Defendant John R. Pipski (“Mr. Pipski”) joins in said motion and incorporates the same herein by reference.

2. Mr. Pipski is the sole independent director of CNX. (Schurr Compl. ¶¶ 3, 38 (stating that “all but one” of the CNX Directors, Pipski, also serve on the Board of CONSOL Energy, Inc.))

3. On March 21, 2010, CONSOL Energy, Inc. (“CONSOL”) and T. Rowe Price Associates, Inc. (“T. Rowe Price”) entered into an agreement whereby CONSOL, CNX’s controlling stockholder, agreed to commence an all-cash tender offer for all CNX shares by May 5, 2010 (the “Tender Offer”) subject to certain conditions, and T. Rowe Price agreed to tender the shares of its “investment advisory clients.” (Schurr Compl. ¶¶ 2, 34)

4. The Tender Offer is to be followed by a short-form merger at the same price. (Schurr Compl. ¶ 2)

5. Shortly after this agreement to commence the Tender Offer was entered, two (2) class-action complaints were filed with this Honorable Court and three (3) others were filed in the Court of Chancery in the state of Delaware.

6. This litigation is premised on the internal affairs of Delaware corporations and, if it is to go forward at all, should proceed in Delaware because these corporations are governed by the law of that state. MacAndrews & Forbes Holdings, Inc. v. Revlon, Inc., 1985 WL 21129, at *2 (Del. Ch. 1985) (“[S]ubstantial issues of Delaware corporate law ... are best resolved in a Delaware court.”).

7. This Honorable Court has the inherent power to “stay its jurisdiction pending the outcome of proceedings in another court.” Radio Corp. of Am. v. Rotman, 192 A.2d 655, 657 (Pa. 1963).

8. This Court’s inherent power to stay these proceedings should be exercised to avoid duplicative effort and to reduce waste of judicial resources. Cherry v. Kawasaki Motors Corp., 7 Pa. D. & C.3d 664 (Pa. Commw. Ct. 1978); see also American Risk Assocs., Ltd. v. Employers Reinsurance Corp., No. 3373, Control No. 071706, 2001 WL 1807947, at *2 (Pa. Commw. Ct. Sept. 14, 2001).

9. This Honorable Court should exercise its authority and should stay this action primarily because it concerns the internal affairs of a Delaware corporation, because those affairs are governed by Delaware law and because Delaware has the greatest interest in resolving the dispute. See Edgar v. MITE Corp., 457 U.S. 624, 645-46 (1982) (“[O]nly one State should have the authority to regulate a corporation’s internal affairs – matters peculiar to the relationships among or between the corporation and its current officers, directors, and shareholders.”).

10. The state of incorporation has the “role as overseer of corporate governance,” mandating that Delaware is the appropriate forum. CTS Corp. v. Dynamics Corp. of Am., 481 U.S. 69, 91 (1987).

11. This Honorable Court should stay this action on principles of comity and in recognition of the ‘“need for consistency and certainty in the interpretation and application of Delaware corporation law and the desirability of providing a definite forum [the Delaware Court of Chancery] in which shareholders can challenge the actions of corporate management.”’ Sternberg v. O’Neil, 550 A.2d 1105, 1124-25 (Del. 1988) (quoting Armstrong v. Pomerance, 423 A.2d 174, 178 (Del. 1980)).

12. While this Court would undoubtedly be capable of applying Delaware law, “Delaware courts are better positioned to provide a reliable answer about Delaware corporate law .... That is especially so because appeals from [the Delaware Court of Chancery] go directly to the Delaware Supreme Court, the definitive authority on our common law of corporations, which regulates much of the internal affairs of Delaware corporations.” In re Topps Co. S’holders Litig., 924 A.2d 951, 964 (Del. Ch. 2007).

13. It is apt to note that Delaware corporate law differs substantially from Pennsylvania corporate law. See Cuker v. Mikalauskas, 692 A.2d 1042, 1048-49 (Pa. 1997).

14. Pennsylvania courts have long recognized the special expertise of the Delaware Court of Chancery in disputes concerning the internal affairs of Delaware Corporations. See, e.g., Smith v. Brown-Borhek Co., 200 A.2d 398, 404 (Pa. 1964) (Cohn, J. dissenting) (describing “[t]he Court of Chancery of the State of Delaware, a sophisticated jurisdiction in the determination of corporate issues”); Wyatt v. Phillips, No. 4165, 2004 WL 628225, at *2 (C.P. Philadelphia Mar. 29, 2004) (deferring to the Delaware Chancery Court’s “instruction” on how Section 145 of the Delaware General Corporate Law should be interpreted); Radio Corp. of Am. v. Rotman, 192 A.2d 655, 657 (Pa. 1963) (stating that conclusive interpretation of a foreign state’s statute “must emanate from the courts of that state”) (emphasis in original).

WHEREFORE, Defendant John R. Pipski requests this Honorable Court to exercise its inherent authority and moves this Court to enter an Order staying this action, thereby sparing the parties the substantial burden of dual track litigation.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP		DEL SOLE CAVANUAGH STROYD LLC

By:		By:	/s/ ARTHUR H.STROYD
	Ronald N. Brown III, Esquire Pa. I.D. No. 204989 P.O. Box 0636 Wilimington, DE 19899 (302) 651-3000		Arthur H. Stroyd, Jr., Esquire Pa. I.D. No. 15910 Matthew T. Logue, Esquire Pa. I.D. No. 87416 The Waterfront Building, Suite 300 200 1st Avenue Pittsburgh, PA 15222 (412) 261-2393

Dated: April 20, 2010

IN THE COURT OF COMMON PLEAS OF WASHINGTON COUNTY, PENNSYLVANIA

DANIEL SCHURR, Individually and on	) ) ) ) ) ) ) ) ) ) ) ) )	CIVIL DIVISION
Behalf of All Others Similarly Situated,
No. 2010-2333
Plaintiff,		Judge Katherine B. Emery
vs.

CNX GAS CORPORATION, PHILLIP W.
BAXTER, NICHOLAS J. DEIULIIS, RAJ
K. GUPTA, J. BRETT HARVEY, JOHN R.
PIPSKI, PAUL JEROME RICHEY AND
CONSOL ENERGY, INC.,

Defendants.

CERTIFICATION OF SERVICE

I, Matthew T. Logue, Esquire, certify that I have served a copy of the foregoing Motion to Stay in the above matter to the following counsel of record on this date by hand delivery.

Alfred G. Yates Jr., Esquire	Kathleen Smith-Delach, Esquire
Gerald L. Rutledge, Esquire	Phillips & Faldowski, P.C.
Law Office of Alfred G. Yates Jr., P.C.	29 East Beau Street
429 Forbes Avenue	Washington, PA 15301
519 Allegheny Building
Pittsburgh, PA 15219

James R. Miller, Esquire	Samuel W. Braver, Esquire
Roger L. Puz, Esquire	Deborah A. Little, Esquire
Dickie McCamey & Chilcote, P.C.	Buchanan Ingersoll & Rooney PC
Two PPG Place	301 Grant Street, One Oxford Centre
Suite 400	Pittsburgh, PA 15219
Pittsburgh, PA 15222-5402

April 20, 2010	/s/ ARTHUR H.STROYD
Matthew T. Logue, Esquire

IN THE COURT OF COMMON PLEAS OF WASHINGTON COUNTY, PENNSYLVANIA

DANIEL SCHURR, Individually and on	)	CIVIL DIVISION
Behalf of All Others Similarly Situated,	)
	)	No. 2010-2333
Plaintiff,	)
	)	Judge Katherine B. Emery
vs.	)
)
CNX GAS CORPORATION, PHILLIP W.	)
BAXTER, NICHOLAS J. DEIULIIS, RAJ	)
K. GUPTA, J. BRETT HARVEY, JOHN R.	)
PIPSKI, PAUL JEROME RICHEY AND	)
CONSOL ENERGY, INC.,	)
)
Defendants.	)

NOTICE OF PRESENTATION

PLEASE TAKE NOTICE that the undersigned counsel for Defendant John R. Pipski will present the instant Motion to Stay to the Honorable Katharine B. Emery on April 20, 2010, at 9:15 a.m. or as soon thereafter as suits the convenience of the Court.

DEL SOLE CAVANAUGH STROYD LLC

By:	/s/ ARTHUR H. STROYD
Arthur H. Stroyd, Jr., Esquire Pa. I.D. No. 15910 Matthew T. Logue, Esquire Pa. I.D. No. 87416

IN THE COURT OF COMMON PLEAS OF WASHINGTON COUNTY, PENNSYLVANIA

DANIEL SCHURR, Individually and on	) ) ) ) ) ) ) ) ) ) ) ) ) )	CIVIL DIVISION
Behalf of All Others Similarly Situated,
No. 2010-2333
Plaintiff,		Judge Katherine B. Emery

vs.

CNX GAS CORPORATION, PHILLIP W.
BAXTER, NICHOLAS J. DEIULIIS, RAJ
K. GUPTA, J. BRETT HARVEY, JOHN R.
PIPSKI, PAUL JEROME RICHEY AND
CONSOL ENERGY, INC.,

Defendants.

ORDER

AND NOW, this             day of April, 2010, upon careful consideration of Defendant John R. Pipski’s Motion to Stay, it is hereby ORDERED, ADJUDGED and DECREED that said motion will be and hereby is GRANTED and that the above-captioned action will be and hereby is stayed until further order of this Court following adjudication of the substantially similar litigation pending in the Chancery Court of the State of Delaware.

BY THE COURT,

Judge Katherine B. Emery

cc: All Counsel of Record